UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 14, 2018

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2018, Green Plains Inc. (the “Company”) closed the previously announced exchange with certain beneficial owners (collectively the “Investors”) of the Company’s outstanding 3.25% Convertible Senior Notes due 2018 (the “Old Notes”),  pursuant to which such Investors exchanged (the “Exchange”) $55,454,000 in aggregate principal amount of the Old Notes for $55,454,000 in aggregate principal amount of 3.25% Convertible Senior Notes due 2019 (the “New Notes”).

On August 14, 2018, the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), entered into an Indenture, dated as of August 14, 2018 (the “Indenture”), among the Company and the Trustee, pursuant to which the Company issued the New Notes.

The New Notes are the senior, unsecured obligations of the Company and bear interest at a rate of 3.25% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2018.  Interest on the New Notes will accrue from, and including, April 1, 2018.  The New Notes will mature on October 1, 2019, unless earlier repurchased or converted.

Holders of New Notes may convert their New Notes, at their option, in integral multiples of $1,000 principal amount, at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date of the New Notes.

The conversion rate for the New Notes will initially be 50.6481 shares of the Company’s common stock per $1,000 principal amount of New Notes, which corresponds to an initial conversion price of approximately $19.74 per share of the Company’s common stock. The conversion rate will be subject to adjustment upon the occurrence of certain events. Upon conversion of the convertible notes, the Company will settle its conversion obligation by delivering shares of its common stock at the applicable conversion rate, together with cash in lieu of any fractional share.

The Company will not have the right to redeem the New Notes at its election before their maturity.

The New Notes are subject to customary provisions providing for the acceleration of their principal and interest upon the occurrence of events that constitute an “event of default.”  Events of default include, among other events, certain payment defaults, defaults in settling conversions, certain defaults under the Company’s other indebtedness and certain insolvency-related events.

The issuance of the New Notes to the Investors in the Exchange were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02. The New Notes issued in the Exchange were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. In determining that the issuance of the New Notes in the Exchange qualified for the exemption from registration provided by Section 4(a)(2) of the Securities Act, the Company relied on the following facts: (i) all of the Investors in the Exchange were qualified institutional buyers, (ii) the Company did not use any form of general solicitation or advertising to offer the New Notes, and (iii) the investment intent of the Investors. The issuance of any shares of the Company’s common stock upon conversion of the New Notes will be made in reliance on an exemption from the Securities Act as exchanges between an issuer exclusively with its existing security holders. The maximum number of shares of common stock issuable upon conversion of the New Notes is 3,097,987, subject to adjustment in accordance with the terms of the Indenture.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

NumberDescription

4.1Indenture dated as of August 14, 2018 between Green Plains Inc. and Wilmington Trust, National Association, as trustee (including therein Form of 3.25% Convertible Senior Notes Due 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018	Green Plains Inc. By: /s/ John W. Neppl John W. Neppl Chief Financial Officer (Principal Financial Officer)